UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2007
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
      On May 17, 2007, CapitalSource Inc., a Delaware corporation (“CapitalSource”), CapitalSource TRS Inc., a Delaware corporation and a wholly owned subsidiary of CapitalSource (“CapitalSource TRS”), and TierOne Corporation, a Wisconsin corporation (“TierOne”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, TierOne will merge with and into CapitalSource TRS (the “Merger”), with CapitalSource TRS continuing as the surviving corporation.
      Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, each issued and outstanding share of TierOne common stock (other than certain shares owned by TierOne), par value $0.01 per share (“TierOne Common Stock”), will be converted into the right to receive the following (collectively, the “Merger Consideration”):
•	$6.80, plus

•	0.675 shares of CapitalSource common stock, par value $0.01 per share (“CapitalSource Common Stock”), plus

•	if the ten day average price of CapitalSource Common Stock prior to the closing of the Merger is (i) less than or equal to $25.1852, then 0.405 shares of CapitalSource Common Stock; or (ii) greater than $25.1852, then TierOne shareholders can elect to receive $10.20 or the equivalent value in CapitalSource Common Stock.
      Upon consummation of the Merger, each outstanding option to acquire TierOne Common Stock will be canceled in exchange for the right to receive, on the terms and conditions set forth in the Merger Agreement, the cash equivalent of the Merger Consideration, less the exercise price of the option, as more fully described in Section 1.4 of the Merger Agreement. Immediately before the closing of the Merger, each share of TierOne Common Stock subject to a plan share award under TierOne’s Amended and Restated 2003 Recognition and Retention Plan and Trust Agreement will vest and be settled with TierOne Common Stock and convert into the right to receive the Merger Consideration, and each TierOne deferred stock unit will be settled with TierOne Common Stock and convert into the right to receive the Merger Consideration.
      Following the effective time of the Merger, Gilbert G. Lundstrom, the Chief Executive Officer of TierOne, will become a member of CapitalSource’s board of directors. The current directors of TierOne’s bank subsidiary will continue to serve in that capacity for six months following the closing of the Merger.
      CapitalSource and TierOne have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants regarding the conduct of their businesses and other activities between the execution of the Merger Agreement and consummation of the Merger, and to use their reasonable best efforts to consummate the Merger. In addition, TierOne has made certain additional covenants, including covenants to cause a TierOne stockholder meeting to be held to consider approval of the Merger; for TierOne’s board of directors to, subject to certain exceptions, recommend adoption by its stockholders of the Merger Agreement; and for TierOne not to solicit or facilitate proposals relating to alternative business combination transactions, or, subject to certain exceptions, enter into discussions concerning alternative business combination transactions.

      Consummation of the Merger is subject to customary conditions, including approval of the Merger Agreement by the holders of TierOne Common Stock, absence of any legal prohibition on consummation of the Merger, obtaining required governmental approvals, the accuracy of the representations and warranties (subject generally to a material adverse effect standard), material performance of all covenants and the delivery of customary legal opinions as to the federal tax treatment of the merger and a REIT qualification opinion.
      The Merger Agreement contains certain termination rights for both CapitalSource and TierOne. Upon termination of the Merger Agreement under specified circumstances, TierOne may be required to pay CapitalSource a termination fee of up to $24,000,000 and under other specified circumstances, CapitalSource may be required to pay TierOne a termination fee of up to $40,000,000. The Merger Agreement also calls for a limited reimbursement of the other party’s expenses under certain circumstances.
      The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated into this report by reference.
      The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about CapitalSource and TierOne or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of TierOne, on the one hand, and CapitalSource, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between CapitalSource and TierOne. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about CapitalSource or TierOne.
Additional Information About the Transaction
      CapitalSource intends to file with the SEC a registration statement that will include the proxy statement/prospectus of TierOne and other relevant documents to be mailed to security holders in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAPITALSOURCE, TIERONE AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of TierOne seeking approval of the proposed transaction. Investors will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement/prospectus (when it becomes available) may be obtained free of charge by directing a request to CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attention: Tony Skarupa, Vice President, Finance, CapitalSource; or by directing a request to TierOne Corporation, 1235 N Street, Lincoln, Nebraska 68508, Attention: Edward J. Swotek, Senior Vice President, Investor Relations Department.

      This document is not a solicitation of a proxy from any security holder of TierOne or an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
      TierOne, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TierOne’s directors and executive officers is available in the proxy statement filed with the SEC by TierOne on March 30, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
           See the Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2007	By:	/s/ Steven A. Museles

	Name:	Steven A. Museles
	Title:	Executive Vice President, Chief Legal
Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 17, 2007, by and among Capital-Source Inc., CapitalSource TRS Inc. and TierOne Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)